SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                          Amendment #1 to
                              FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            June 14, 2012
                            Date of Report
                   (Date of Earliest Event Reported)

                           AMERIMETRO, INC.
         (Exact Name of Registrant as Specified in its Charter)


   Delaware                    000-54546               46-0838057
(State or other        (Commission File Number)      (IRS Employer
jurisdiction                                        Identification No.)
  of incorporation)
                        3030 East Market Street
                               2nd Floor
                         York, Pennsylvania 17402
               (Address of Principal Executive Offices)

                             717-701 -7726
                    (Registrant's Telephone Number)

ITEM 4.01 Changes in Registrant's Certifying Accountant

	After the change in control of the Yellowwood Acquisition Corporation (the previous name of the Registrant) (the "Company") the Board of Directors determined not to continue with the accountants of Yellowwood Acquisition Corporation and to engage a different accounting firm with whom they were more familiar. On June 14, 2012 the former accountants were dismissed.

      The prior accountant's report on the financial statements for the past two years (or for the period covered since inception of the Company did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

      The former accountant's report contains a note as to the Company's ability to continue as a going concern. The indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish and /or obtain additional financing from its stockholders and/or other third parties.

      In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2011 and 2010, and in subsequent interim period through June 14, 2012, the date of the dismissal of the former accountants, there were no disagreements with Anton & Chia, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved ot the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

        During the two most recent fiscal years and the subsequent interim period, the Company has not, nor has anyone on its behalf, consulted with the newly engaged accountants in regard to the Company nor in regard to the application of accounting principles to a specified transaction or any matter subject to any disagreement or a reportable event, of which there were none.

      The new accountants were engaged on June 12, 2012 and are:

		Silberstein Ungar, PLLC
		30600 Telegraph Road, Suite 2175
		Bingham Farms, Michigan 48025


ITEM  9.01   EXHIBITS

   16.1	   Letter from certifying public accountant.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                     AMERI METRO, INC.

Date: October 2, 2012           /s/ Shah Mathias
                                         President